GLOBE SPECIALTY METALS, INC.
DIRECTORS DEFERRED COMPENSATION PLAN

ARTICLE I
INTRODUCTION

1.1 Name. The name of the Plan is the Globe Specialty Metals, Inc. Directors Deferred Compensation Plan.

1.2 Purpose. The purpose of the Plan is to make available to Eligible Directors a nonqualified, deferred compensation program that meets the requirements of Section 409A of the Code for amounts subject to the provisions thereof.

1.3 Effective Date. The effective date of the Plan is January 1, 2012.

ARTICLE II
DEFINITIONS

2.1 Accounts. The notional accounts described in Sections 4.1 and 5.1.

2.2 Administrative Committee. The committee as defined in Section 9.5.

2.3 Affiliate. Any affiliate of the Company as determined by the Board.

2.4 Annual Account. An amount equal to the following: (a) the sum of the Participant’s Annual Deferral Amount and Company Matching Amount for a Plan Year, plus (b) any amounts credited or debited to such Amounts pursuant to this Plan, less (c) any portion of the Annual Account which has been distributed to the Participant or his or her beneficiary pursuant to this Plan.

2.5 Annual Deferral Amount. That portion of a Participant’s Directors Fees earned for a Plan Year that is deferred in accordance with Article IV.

2.6 Board. The Company’s Board of Directors.

2.7 Change in Control. The first to occur of any of the following events:

(a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “Beneficial Owner,” directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) During any period of 12 months, individuals who at the beginning of such period constitute the Board (and any new member of the Board, whose election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

(c) Upon:

(i) a complete liquidation of the Company;

(ii) the sale or disposition of all or substantially all of the Company’s assets; or

(iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

(d) Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group except for:

(i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or

(ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the continuing non-employee members of the Board.

(e) For purposes of this Section, the terms “Person” and “Beneficial Owner” shall have the meanings given those terms in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and Rule 13d-3 under that Act.

2.8 Code. The Internal Revenue Code of 1986, as amended from time to time and any regulations thereunder.

2.9 Company. Globe Specialty Metals, Inc. and any successor to such company whether by merger, consolidation, liquidation or otherwise.

2.10 Company Matching Account. The Account established on the Company’s books and records under Section 5.1(b).

2.11 Company Matching Amount. The amount, if any, credited to a Participant in accordance with Section 5.1(a).

2.12 Directors Fees.  All cash compensation paid to an Eligible Director for service on the Board and on any committees of the Board.

2.13 Director Deferral Account. The Account established on the Company’s books and records under Section 4.1(b).

2.14 Disability (or Disabled). A Participant is Disabled if he or she is either (a) unable to engage in the activities and duties of the Participant’s then current position by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, a Participant shall be deemed Disabled if he or she is determined to be totally disabled by the Social Security Administration.

2.15 Eligible Director. The Company’s non-employee directors.

2.16 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

2.17 Fair Market Value.  The fair market value of a share of Company’s common stock established as follows:

(a) if the common stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the common stock, the closing or last price of the common stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such date is not a trading day, the last market trading day prior to such date;

(b) if the common stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the common stock for the trading day referred to in clause (a), and if bid and asked prices for the common stock are regularly reported, the mean between the bid and the asked price for the common stock at the close of trading in the over-the-counter market for the trading day on which common stock was traded on the applicable date and if such date is not a trading day, the last market trading day prior to such date; and

(c) if the common stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrative Committee, in good faith, shall determine.

2.18 Investment Fund. Any investment fund (such as a mutual fund) or indices selected by the Administrative Committee, in its sole discretion, for the purpose of crediting or debiting investment gain or loss to Participant Accounts. The Administrative Committee may, in its sole discretion, change, delete or add to the Investment Funds available under the Plan at any time.

2.19 Participant. Any (a) Eligible Director who is participating in the Plan in accordance with Section 3.2 and (b) director or former director who has an Account hereunder.

2.20 Plan. The Globe Specialty Metals, Inc. Directors Deferred Compensation Plan, as amended from time to time.

2.21 Plan Year. The Plan’s annual accounting period is the calendar year.

2.22 Retirement.  Separation from Service upon or after five years of service as a member of the Board.

2.23 RSU’s.  Restricted stock units representing the right to receive in cash the value per share of the Company’s common stock based upon the Fair Market Value on a specified payment date.

2.24 Separation from Service. The severing of an individual’s service with the Company and all affiliates (within the meaning of Treas. Reg. Section 1.409A-1(h)(3)), as determined by the Administrative Committee in accordance with Section 1.409A-1(h) and any other applicable provisions of the regulations. In determining whether a Participant has experienced a Separation from Service, a Participant shall be considered to have experienced a Separation from Service when the facts and circumstances indicate that the Participant and the Company reasonably anticipate that either (a) no further services will be performed for the Company after a certain date, or (b) the level of bona fide services the Participant will perform for the Company after such date will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed by such Participant over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if the Participant has been providing services to the Company less than thirty-six (36) months).

2.25 Spouse. The person who by law is legally married to a Participant on the date of determination.

2.26 Trust. The grantor trust established by the Company to which funds will be transferred in accordance with Section 6.4. Such trust shall be subject to the claims of the Company’s creditors as provided under the terms of the trust agreement.

2.27 Valuation Date. The last day of each quarter of each Plan Year and such other dates as may be established by the Administrative Committee in its sole discretion.

ARTICLE III
PARTICIPATION

3.1 Eligibility. An Eligible Director shall be eligible to become a Participant as provided in Section 3.2.

3.2 Participation. An Eligible Director shall, to the extent consistent with Code Section 409A, commence participation as of the date designated by the Company; provided that an Eligible Director shall not become a Participant hereunder until the Eligible Director has met all enrollment requirements as may be established by the Administrative Committee in its sole discretion consistent with Section 409A.

ARTICLE IV
PARTICIPANT DEFERRALS

4.1 Deferrals.

(a)  Each Eligible Director may elect to defer each Plan Year part or all of his or her Directors Fees, regardless of when such amounts are payable. Such election shall be made in whole percentages (or as otherwise permitted by the Administrative Committee in its sole discretion).

(b) The amounts deferred pursuant to Section 4.1(a) shall constitute the Eligible Director’s Annual Deferral Amount.  All amounts deferred under this Section 4.1 shall be credited on the books and records of the Company in a Director Deferral Account maintained in the name of the Eligible Director.

4.2 Election To Defer Directors Fees.

(a) A Participant’s election to defer Directors Fees for a Plan Year shall be submitted by December 21 of the year preceding the Plan Year in which such amounts are first earned (or at such earlier time as may be established by the Administrative Committee in its sole discretion).

(b) Notwithstanding subsection (a) above, the Administrative Committee may, in its sole discretion, permit a newly Eligible Director (to the extent permitted under Code Section 409A and any regulations thereunder) to submit his or her election for the year in which the Eligible Director first becomes eligible to participate in the Plan within thirty (30) days after the date on which he or she first became so eligible (or at such earlier time as may be established by the Administrative Committee in its sole discretion). Such election shall become effective as of the first payment of Directors Fees earned after the date on which the election form is submitted to the Administrative Committee.

(c) All elections made in accordance with this Section shall be irrevocable as of the last date such election may be made (or such earlier date as may be established by the Administrative Committee in its sole discretion).

(d) Notwithstanding subsection (c) above, the deferral election of a Participant who is determined by the Administrative Committee to be suffering from a Disability (within the meaning of Treas. Reg. Section 1.409A-3(j)(4)(xii)) shall, to the extent provided by the Administrative Committee in its sole discretion consistent with Section 1.409A-3(j)(4)(xii), be cancelled for the remainder of the Plan Year during which the Participant first suffers the disability.

4.3 Vesting. The portion of a Participant’s Annual Account attributable to deferrals pursuant to Section 4.1(a) shall be fully vested and nonforfeitable at all times.

ARTICLE V
COMPANY CONTRIBUTION CREDITS

5.1 Matching Contribution Credits.

(a) If, with respect to any deferral made pursuant to Section 4.1(a), a Participant elects to invest part or all of such deferral amount into RSU’s, upon the date of such deferral, the Company shall credit to such Participant’s Account an additional amount equal to the amount of such deferral multiplied by twenty percent (20%).

(b) Any Company Matching Amount credited under this Section 5.1 shall be credited on the Company’s books and records to a Company Matching Account maintained in the name of the Eligible Director as of the date of the corresponding annual deferral.

5.2 Vesting. A Participant’s Company Matching Amount for each Plan Year shall vest on the second anniversary of the date such amount was credited to the Participant’s Account; provided, that a Participant shall become one hundred percent (100%) vested (a) upon the Participant’s death or Disability while an Eligible Director, (b) upon a Change in Control or (c) upon the Participant’s Retirement. If a Participant ceases to be a director other than due to death, Disability, a Change in Control or Retirement within three years after a Company Matching Amount is credited to the Participant’s account, such Company Matching Amount shall be immediately forfeited. Notwithstanding the foregoing, the Board (or the Compensation Committee of the Board) may, in its sole discretion, accelerate the vesting of all or any portion of a Participant’s Company Matching Account at any time.

ARTICLE VI
ACCOUNTING AND ACCOUNT ADJUSTMENTS

6.1 Investment of Participant Accounts.

(a) The Participant may, to the extent permitted by the Administrative Committee in its sole discretion, elect that amounts deferred pursuant to Section 4.1(a) shall be deemed to be invested in (i) RSU’s and/or (ii) one or more Investment Funds. A Participant may not elect to change his or her RSU election. A Participant may elect to change his or her Investment Fund elections at such times and in such manner as may be established by the Administrative Committee in its sole discretion. If a Participant does not make an election hereunder, the Participant’s Accounts automatically shall deemed to be invested in such Investment Fund(s) as established by the Administrative Committee in its sole discretion. The amount deemed invested in an Investment Fund shall be determined by dividing the amount deferred by the net asset value per share of the Investment Fund on the date the deferred amount would have been paid had it not been deferred pursuant to Article IV and rounding to the nearest whole share.

(b) Matching amounts awarded pursuant to Section 5.1(a) shall be deemed to be invested in RSU’s.  The amount of RSU’s shall be determined by dividing the matching amount by the Fair Market Value on the date the deferred amount would have been paid had it not been deferred pursuant to Article IV and rounding to the nearest whole share. It is the intent of the Administrative Committee that such payments and therefore such calculations occur at the end of a fiscal quarter.

(c) The value of a Participant’s Accounts shall be adjusted upward or downward (on a pro rata basis) on each Valuation Date to reflect any appreciation or depreciation in value of the RSU’s and/or Investment Fund(s) in which the Participant’s Accounts are deemed to be invested since the last Valuation Date and in accordance with Section 6.2 and Section 6.3. The value shall also be adjusted for any (i) all Participant and Company contribution credits made since the last Valuation Date and (ii) payments made to the Participant (or his or her beneficiary) since that date.

6.2  Crediting of Dividends and Distributions on Common Stock. When dividends are declared and paid, or other distributions, whether stock, property, cash or other rights, are made with respect to the Company’s common stock, an amount equivalent to such dividends and other distributions shall be accrued in a Participant’s Annual Account based upon the number of RSU’s credited to his or her Annual Account. The dividends or other distributions on shares of Company common stock shall be credited to the Participant’s Annual Account as additional RSU’s. The number of additional RSU’s credited to the Participant’s Annual Account shall be the number of full shares of Company common stock that could have been purchased with the dollar amount of the dividend or other distribution based upon the Fair Market Value on the date of the dividend or other distribution.

6.3 Accruing of Earnings and Losses on Investment Funds.

(a) Earnings and losses on deemed investments in Investment Funds shall be accrued to a Participant’s Annual Account. For the purpose of determining the earnings and losses to be accrued to the Participant’s Annual Account, the Company shall assume that the Participant’s Annual Account is invested in units or shares of the Investment Funds in the proportions selected by the Participant in accordance with procedures established by the Administrative Committee. Earnings and losses shall be accrued on each Valuation Date on each portion of a Participant’s Annual Account deemed invested in an Investment Fund from the later of (i) the date the Annual Account is deemed to have invested in the Investment Fund or (ii) the previous Valuation Date.

(b) Amounts accrued pursuant to Section 6.3(a) shall be a part of the Company’s obligation to the Participant and payment of it shall be a general obligation of the Company. Although a Participant’s investment selections made in accordance with the terms of the Plan and such procedures as may be established by the Administrative Committee shall be used for purposes of determining the Company’s obligation to the Participant under the Plan, there is no requirement that any assets of the Company (including those held in the Trust) be invested in accordance with the Participant’s investment selections.

6.4 Transfers to Company Grantor Trust. The Company may (but is not required to) transfer to a Trust an amount equal to the amounts credited at any time to Director Deferral Accounts under Section 4.1 and Company Matching Accounts under Section 5.1 at such time as it deems appropriate. A separate subaccount may be established under the Trust representing each of the Participants’ Accounts, to which the allocable portion of each transfer (if any) shall be credited. Title to and beneficial ownership of the assets of the Trust shall at all times remain with the Company and Participants shall not have any property interest whatsoever in such assets.

6.5 Notice to Participants. The Administrative Committee shall periodically provide statements to each Participant (at such times as it deems appropriate in its sole discretion) setting forth the balance of the Participant’s Accounts and such other information as it deems appropriate.

ARTICLE VII
PAYMENT OF PLAN BENEFITS

7.1 Commencement of Payments.

(a) In connection with a Participant’s election to defer an Annual Deferral Amount for a Plan Year, a Participant may elect when payment of his or her vested Annual Account for such Plan Year will be paid. The Participant may elect to have such payment begin (i) following the Participant’s Separation from Service (which payment shall be made within two and one-half months (2-1/2) months after that date) or (ii) upon a date in January selected by the Participant, provided that, the Participant may not select a January date that is less than three (3) years after the year in which the election is made (or such other period established by the Committee and reflected in the applicable election form). If a Participant elects deferral to a specific date  under Section 7.1(a)(ii), the deferral period shall end upon the Participant’s death, Disability or Separation from Service, if earlier. If a Participant has made no election, payment shall begin following the Participant’s Separation from Service (which payment shall be made within two and one-half months (2-1/2) months after that date).

(b) In addition to the foregoing, a Participant may also elect to have payment of his or her vested Annual Account for a Plan Year be payable upon an earlier Change in Control (to the extent it qualifies as such under Code Section 409A), which Account shall be payable within ninety (90) days of the Change in Control.

(c) For any annual installment payments to be made hereunder, payment shall commence as provided in subsection (a) above and the remaining installments shall be paid in January of each succeeding year.

7.2 Form and Amount of Payments.

(a) In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant shall elect the form in which his or her Annual Account for such Plan Year will be paid. The Participant may elect to receive each Annual Account upon either Separation from Service or as of a specific date permitted under Section 7.1(a)(ii) in the form of a lump sum or annual installments of two (2) to twenty (20) years. If a Participant does not make any election with respect to the payment of an Annual Account, the Participant shall be deemed to have elected to receive such Annual Account in a lump sum. Notwithstanding the foregoing, payment upon a Change in Control (as provided in Section 7.1(b)) shall be made in a lump sum.

(b) The determination of the amount to be distributed under this Section shall be based upon the value of the Participant’s vested Accounts as of the last Valuation Date preceding the date of distribution, determined in accordance with Section 6.1(c). The amount of each installment payment hereunder shall be determined by dividing the value of the Accounts as of the last Valuation Date by the number of installments if any remaining to be paid (including the current installment).

(c) Notwithstanding any other provision of the Plan to the contrary, a Participant’s Annual Account for any Plan Year beginning on or after the date the Participant has a Separation from Service shall (unless otherwise forfeited hereunder) automatically be paid to the Participant in the form of a lump sum payment in the following Plan Year.

7.3 Number/Form of Distribution Options. Notwithstanding the foregoing, the Administrative Committee may, in its sole discretion consistent with Code Section 409A, limit the number or forms of distributions that a Participant may elect to have under Section 7.1 or 7.2.

7.4 Further Deferrals. Notwithstanding Sections 7.1 and Section 7.2, a Participant may, to the extent permitted by the Administrative Committee in its sole discretion consistent with Code Section 409A and any regulations thereunder, elect to further defer the date when payment of his or her Accounts are made, provided that

(a) the election is made more than one (1) year prior to the date payment is otherwise scheduled to begin;

(b) the election does not become effective for 12 months;

(c) the date on which payment is to begin is delayed for at least 5 years; and

(d) the election meets such other or different requirements as may be determined by the Administrative Committee to be necessary to comply with Code Section 409A.

7.5 Automatic Cash-Out. Notwithstanding any other provision of this Article or Article VIII, if, as of the date payment of all or a designated portion of a Participant’s Accounts is scheduled to begin under Section 7.1(a), the vested value of such portion of the Accounts does not exceed one hundred thousand dollars ($100,000), that portion of the Participant’s vested Accounts shall (to the extent permitted under Code Section 409A) automatically be paid to the Participant (or his or her beneficiary) in one lump sum at that time.

ARTICLE VIII
BENEFITS

8.1 Form and Payment of Death Benefits.

(a) Upon a Participant’s death, the Participant’s vested Accounts, if any, shall be paid to the Participant’s beneficiary (determined in accordance with Section 8.2) in the same form payable to the Participant under Section 7.2. Payment of such death benefits shall be made or begin within ninety (90) days following the Participant’s date of death.

(b) The amount of the death benefit to be paid to a beneficiary hereunder shall be determined in accordance with Section 7.2(b).

8.2 Participant’s Beneficiary.

(a) If a Participant is married at the time of his or her death, the Participant’s beneficiary shall be his or her Spouse, unless the Participant names another beneficiary in accordance with subsection (c) below and the named beneficiary is alive (or, in the case of a trust, in existence) on the Participant’s date of death.

(b) If a Participant is not married at the time of his or her death, the Participant’s beneficiary shall be the individual or trust the Participant has designated in accordance with subsection (c) below prior to his or her death. If the Participant dies without naming a beneficiary or if the named beneficiary is no longer living (or, in the case of a trust, in existence) on the Participant’s date of death, the Participant’s beneficiary shall be his or her estate.

(c) A Participant may make a beneficiary designation (or change a prior designation) as provided in subsection (a) or (b) above at any time prior to his or her death by delivery of a written designation to the Administrative Committee (on such forms or in such other manner as may be required or permitted by the Administrative Committee). Both individuals and trusts may be designated as beneficiaries under this Section.

8.3 Proper Beneficiary. If there is a dispute as to the proper beneficiary to receive payment hereunder, the Company shall, to the extent consistent with Code Section 409A and any regulations thereunder, have the right to withhold such payment until the matter is finally resolved or adjudicated; provided, that any payment made in good faith by the Company shall fully discharge the Company and Administrative Committee from all further obligations with respect to that payment.

ARTICLE IX
PLAN ADMINISTRATION

9.1 Administration. The Administrative Committee shall, from time to time, establish such rules, forms and procedures for the administration of the Plan as it deems appropriate. The Administrative Committee shall have full discretionary power and authority to interpret, construe and administer this Plan and to delegate all or a part of its duties and responsibilities hereunder. The interpretation and construction of the Plan by the Administrative Committee (or its delegate), and any action taken hereunder, shall be final, binding and conclusive upon all parties in interest. Neither the Administrative Committee nor any of its agents or employees shall be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act is made in good faith.

9.2 Determination of Benefits. The Administrative Committee shall make all determinations as to the rights to benefits under this Plan. Any decision by the Administrative Committee denying a claim by a Participant or his beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or beneficiary; each such notice shall set forth the specific reasons for the denial, written in a manner that is intended to be understood by the claimant; and the Administrative Committee shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review of the decision denying such claim. All interpretations, determinations and decisions of the Administrative Committee with respect to any claim hereunder shall be made in its sole discretion and shall be final and conclusive.

9.3 Liability for Benefit Payments. The obligation to pay a Participant’s benefits under the Plan shall, at all times, be the sole and exclusive liability and responsibility of the Company, but only to extent of such credits and any applicable appreciation or depreciation determined in accordance with Section 6.1(c). No other person or entity shall be liable for such payments.

9.4 Expenses. The expenses of administering the Plan and any Trust shall be borne by the Company.

9.5 Administrative Committee. The Plan shall be administered by an Administrative Committee consisting of at least two (2) members as may be appointed by the Board. Unless otherwise specified by the Board, the Compensation Committee of the Board shall serve as the Administrative Committee.

9.6 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person’s service on the Administrative Committee, except in the case of willful misconduct.

9.7 Board.  The Administrative Committee may at any time seek guidance from the Board in its administration of this Plan and the decisions taken pursuant hereto.

ARTICLE X
GENERAL PROVISIONS

10.1 Amendment, Suspension and Termination.

(a) The Company reserves the right to amend the Plan by action of the Board or the Compensation Committee of the Board.

(b) Notwithstanding the foregoing, no amendment shall

(i) deprive a Participant of his or her Accounts hereunder determined as of the date of such amendment,

(ii) change the deemed investments for deferrals, or

(iii) after a Change in Control, limit the payout options available to the Participant under the Plan or in any way accelerate the payment of the Participant’s vested Accounts.

(c) The Company reserves the right by action of the Board or the Compensation Committee of the Board to suspend the accrual of further benefits under Section 4.1 or 5.1 at any time. No such withdrawal or suspension shall deprive a Participant of his or her vested Accounts as of the date of suspension.

(d) The Company reserves the right by action of the Board or the Compensation Committee of the Board to terminate the Plan at any time; provided that upon termination, no Participant shall be deprived of his or her vested Accounts hereunder determined as of the date of termination. Upon termination of the Plan, the vested Accounts shall be paid in accordance with the terms of the Plan in effect on the date of termination, provided, however, that (i) in the event of termination of the Plan after a Change in Control, payment of the entire Accounts shall be made no more than thirty (30) days subsequent to the effective date of such termination and (ii) the payment of an Account which is subject to Section 409A may not be accelerated except in compliance with the provisions of Treas. Reg. Section 1.409A-3(j)(4)(ix) or such other events and conditions which may be permitted in generally applicable guidelines published in the Internal Revenue Bulletin.

10.2 Nontransferability of Benefits. The rights of a Participant and any beneficiary under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, accelerated or encumbered. Notwithstanding the preceding sentence, the Accounts payable to a Participant under the Plan may, consistent with the requirements of Code Section 409A, be offset by any liability of the Participant owing to the Company or any Affiliate.

10.3 Participant’s Rights Unsecured. The Plan is intended to be unfunded for purposes of both the Code and ERISA. The right of a Participant or his or her beneficiary to receive payment of the Participant’s Accounts hereunder shall be a general unsecured claim against the Company’s general assets, and neither the Participant nor his or her beneficiary shall have any rights in or against any amount credited to any investment account, Trust or any other specific assets of the Company. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company.

10.4 Domestic Relations Orders. If a court determines that a Spouse or former Spouse of a Participant has an interest in the Participant’s vested Accounts under a final domestic relations order, the Administrative Committee (or its delegate) may, in its sole discretion consistent with Code Section 409A, distribute the Spouse’s or former Spouse’s interest to that Spouse or former Spouse in accordance with such order.

10.5 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, to the extent applicable.

10.6 Compliance with Section 409A. This Plan is intended to comply with the distribution and other applicable requirements of Section 409A of the Code. The Plan shall be interpreted and applied in accordance with the requirements of Section 409A (to the extent applicable).

10.7 Effect on Continued Service. Nothing in this Plan shall be construed as (a) giving any Participant any right to continued service on the Board or (b) affecting the eligibility for, or calculation of, any benefit provided to any Participant by the Company to the extent permitted by law. No Participant shall have the right to receive any benefit under the Plan except in accordance with the Plan’s terms.

10.8 Protective Provisions. A Participant shall cooperate with the Company or Administrative Committee by furnishing any and all information requested by the Company or Administrative Committee in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company or Administrative Committee may deem necessary and taking such other action as may be requested by the Company or Administrative Committee.

10.9 Severability. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

10.10 Notice. Any notice, consent, election, claim or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, election, claim or demand is to be mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address. The date of such mailing shall be deemed the date of notice, consent, election, claim or demand.

10.11 Tax Liability. Any required federal, state or local tax withholding may be withheld from any payment made pursuant to this Plan or from any other compensation payable to the Participant. In the alternative, the Administrative Committee may, in its sole discretion, offset such taxes against the Participant’s vested Accounts to the extent permitted under Treas. Reg. Section 1.409A-3(j)(4) or other applicable regulations.

10.12 No Guarantee of Benefits. Nothing in this Plan shall constitute a guarantee by the  Company, Administrative Committee or any other person or entity that the Company’s assets will be sufficient to pay any benefits hereunder.

10.13 Incapacity of Recipient. If the Administrative Committee determines that any person to whom any benefits are payable hereunder is (a) unable to care for his or her affairs because of illness or accident or (b) a minor, any payment due under the Plan may be paid to the duly appointed guardian or conservator of such person or to any third party who is eligible to receive payment from the Plan for the account of such person. Any such payment shall be a complete discharge of the Company’s liability for such payments hereunder.

10.14 Construction. Titles of articles and sections herein are for convenience of reference only and are not to be taken into account in interpreting the Plan. The masculine whenever used herein shall include the feminine. The singular shall include the plural and the plural shall include the singular whenever used herein unless the context requires otherwise.

10.15 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

IN WITNESS WHEREOF, Globe Specialty Metals, Inc. has caused this document to be executed by its duly authorized officer, this 8th day of December, 2011.

GLOBE SPECIALTY METALS, INC.

By:	Jeff Bradley

Title:	CEO